Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Number 333-117067 on Form S-8 of The Washtenaw Group, Inc. of our Report dated February 4, 2005 appearing in this annual report on Form 10-K of The Washtenaw Group, Inc. for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Grand Rapids, Michigan
March 25, 2005